UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 25, 2011 (February 25, 2011)

Date of report (Date of earliest event reported)

ALLEGHENY ENERGY, INC.

(Exact name of registrant as specified in charter)

Maryland	1-267	13-5531602
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Cabin Hill Drive Greensburg, Pennsylvania		15601-1689
(Address of principal executive of offices)		(Zip code)

Registrant’s telephone number, including area code: (724) 837-3000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On February 25, 2011, Allegheny Energy, Inc. (“Allegheny”) completed its merger (the “Merger”) with Element Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of FirstEnergy Corp. (“FirstEnergy”), pursuant to that certain Agreement and Plan of Merger, dated as of February 10, 2010, as amended as of June 4, 2010, by and among FirstEnergy, Merger Sub and Allegheny (the “Merger Agreement”). Allegheny is the surviving corporation in the Merger and, as a result of the Merger, is a wholly owned subsidiary of FirstEnergy. The following events took place in connection with the consummation of the Merger.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the consummation of the Merger, Allegheny notified the New York Stock Exchange (the “NYSE”) on February 25, 2011 that each issued and outstanding share of the common stock, par value $1.25 per share, of Allegheny (the “Allegheny Common Stock”) (other than shares owned directly or indirectly by FirstEnergy or Merger Sub or held by Allegheny or its subsidiaries, which were cancelled as a result of the Merger), including grants of restricted common stock, was converted into the right to receive 0.667 of a share (the “Exchange Ratio”) of the common stock, par value $0.10 per share, of FirstEnergy (the “FirstEnergy Common Stock”) and requested that the NYSE file with the Securities and Exchange Commission (the “SEC”) a notification of removal from listing on Form 25 to report that the shares of Allegheny Common Stock are no longer listed on the NYSE. Additionally, Allegheny intends to file with the SEC a Certification on Form 15 under the Exchange Act requesting the suspension of reporting obligations under Section 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders

Pursuant to the Merger Agreement and upon completion of the Merger, each issued and outstanding share of Allegheny Common Stock (other than shares owned directly or indirectly by FirstEnergy or Merger Sub or held by Allegheny or its subsidiaries, which were cancelled as a result of the Merger), including grants of restricted common stock, automatically converted into the right to receive 0.667 of a share of FirstEnergy Common Stock. All options to purchase shares of Allegheny Common Stock under Allegheny’s stock plans converted into options to acquire a number of shares of FirstEnergy common stock as adjusted for the Exchange Ratio at an equitably adjusted option price and otherwise on the same terms and conditions. All awards of Allegheny restricted stock that had not already vested in accordance with their terms as of immediately prior to the completion of the Merger converted into the right to receive similarly restricted shares of FirstEnergy Common Stock based on the Exchange Ratio. Likewise, all performance shares and restricted stock units granted under Allegheny’s stock plans and outstanding immediately prior to the completion of the Merger converted into performance shares or restricted stock units in respect of FirstEnergy Common Stock based on the Exchange Ratio as equitably adjusted as appropriate to reflect resulting changes in their underlying terms.

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement and the amendment thereto, which are attached as Exhibit 2.1 to Allegheny’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2010 and Exhibit 10.1 to Allegheny’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 9, 2010, respectively, and which are incorporated herein by reference.

Item 5.01	Changes in Control of the Registrant

As a result of the Merger, a change of control of Allegheny occurred, and Allegheny became a wholly owned subsidiary of FirstEnergy. The disclosure under Item 3.03 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective upon completion of the Merger, each member of Allegheny’s Board of Directors (the “Allegheny Board”) resigned as a director of Allegheny. These resignations were not a result of any disagreements between Allegheny and the directors on any matter relating to Allegheny’s operations, policies or practices. Upon completion of the Merger, Anthony J. Alexander, Gary R. Leidich and Mark T. Clark, the directors of Merger Sub became the directors of Allegheny.

On February 25, 2011, all of the named executive officers of Allegheny, Rodney L. Dickens, who served as a Vice President of Allegheny and as President of Allegheny’s transmission and distribution business and William F. Wahl, who served as Vice President, Controller and Chief Accounting Officer of Allegheny, ceased to serve in their respective positions and in any other respective positions as an officer of Allegheny’s subsidiaries. Upon completion of the Merger Gary R. Leidich became President of Allegheny, Mark T. Clark became Executive Vice President and Chief Financial Officer of Allegheny and Harvey L. Wagner became Vice President and Controller of Allegheny.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Upon completion of the Merger, the Articles of Incorporation and Bylaws of Merger Sub became the Articles of Incorporation and Bylaws of Allegheny, as the surviving corporation in the Merger. The Amended and Restated Charter and Bylaws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Charter of Allegheny Energy, Inc.

3.2	Bylaws of Allegheny Energy, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY ENERGY, INC.

Dated: February 25, 2011	By:	/s/ Harvey L. Wagner
Name: Harvey L. Wagner Title: Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Charter of Allegheny Energy, Inc.

3.2	Bylaws of Allegheny Energy, Inc.